Exhibit (24)

SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VALLEY NATIONAL BANCORP

By:	/S/ GERALD H. LIPKIN
Gerald H. Lipkin, Chairman of the Board, President and Chief Executive Officer

By:	/S/ ALAN D. ESKOW
Alan D. Eskow, Executive Vice President and Chief Financial Officer

Dated: February 23, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated.

Signature	Title	Date

/S/ GERALD H. LIPKIN Gerald H. Lipkin	Chairman of the Board, President and Chief Executive Officer and Director	February 23, 2005

/S/ ALAN D. ESKOW Alan D. Eskow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 23, 2005

/S/ EDWARD J. LIPKUS Edward J. Lipkus	First Vice President and Controller (Principal Accounting Officer)	February 23, 2005

/S/ ANDREW B. ABRAMSON* Andrew B. Abramson	Director	February 23, 2005

/S/ PAMELA BRONANDER* Pamela Bronander	Director	February 23, 2005

/S/ JOSEPH COCCIA, JR.* Joseph Coccia, Jr.	Director	February 23, 2005

/S/ ERIC P. EDELSTEIN* Eric P. Edelstein	Director	February 23, 2005

/S/ MARY J. STEELE GUILFOILE* Mary J. Steele Guilfoile	Director	February 23, 2005

/S/ H. DALE HEMMERDINGER* H. Dale Hemmerdinger	Director	February 23, 2005

/S/ GRAHAM O. JONES* Graham O. Jones	Director	February 23, 2005

/S/ WALTER H. JONES, III* Walter H. Jones, III	Director	February 23, 2005

/S/ GERALD KORDE* Gerald Korde	Director	February 23, 2005

/S/ MICHAEL LARUSSO* Michael LaRusso	Director	February 23, 2005

Signature	Title	Date

/S/ ROBINSON MARKEL* Robinson Markel	Director	February 23, 2005

/S/ ROBERT E. MCENTEE* Robert E. McEntee	Director	February 23, 2005

/S/ RICHARD S. MILLER* Richard S. Miller	Director	February 23, 2005

/S/ BARNETT RUKIN* Barnett Rukin	Director	February 23, 2005

/S/ PETER SOUTHWAY* Peter Southway	Director	February 23, 2005

/S/ LEONARD J. VORCHEIMER* Leonard J. Vorcheimer	Director	February 23, 2005

*By Gerald H. Lipkin and Alan D. Eskow, as attorneys-in-fact.